As filed with the Securities and Exchange Commission on November 21, 1995
                                                Registration No. 33-61579

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                          AMENDMENT NO. 2 TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933




                           TIME WARNER INC.
        (Exact name of registrant as specified in its charter)


               Delaware
    (State or other jurisdiction of                13-1388520
    incorporation or organization)      (I.R.S. Employer Identification No.)

                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            Peter R. Haje
       Executive Vice President, Secretary and General Counsel
                           Time Warner Inc.
                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                              Copies to:
                     William P. Rogers, Jr., Esq.
                       Cravath, Swaine & Moore
                           Worldwide Plaza
                          825 Eighth Avenue
                      New York, N.Y. 10019-7415
                            (212) 474-1270


     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            SUBJECT TO COMPLETION, DATED NOVEMBER 21, 1995
Prospectus


                           TIME WARNER INC.

               Common Stock, par value $1.00 per share


          This Prospectus relates to 8,349,732 shares of common stock, par value $1.00 per share, and associated rights to purchase Series A Participating Cumulative Preferred Stock (collectively referred to herein as the "Common Stock"), of Time Warner Inc., a Delaware corporation (the "Company"), issued, or issuable upon conversion or exchange of shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") issued, in connection with the acquisition of Summit Communications Group, Inc. by the Company (the "Acquisition"), which shares of Common Stock are being offered for sale from time to time pursuant to this Prospectus for the account of the persons or entities to whom such shares of Common Stock or Series C Preferred Stock have been issued in connection with the Acquisition and to certain transferees thereof (the "Selling Shareholders"). This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may be issued to the Selling Shareholders pursuant to the anti-dilution provisions of the Series C Preferred Stock or certain adjustment provisions contained in the Merger Agreement described herein.

          The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). On November 17, 1995, the last sale price on the NYSE for one share of Common Stock of the Company was $39.75.

                         --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
 STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
  THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                               OFFENSE.
                         --------------------


          The Common Stock may be offered for sale from time to time by the Selling Shareholders to or through underwriters or directly to other purchasers or through agents or brokers in one or more transactions on the NYSE, PSE or any other securities exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. See "Plan of Distribution". It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, persons effecting resales of Common Stock purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to such sales.

                         --------------------
                The date of this Prospectus is     , 1995.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. Neither the delivery of this Prospectus nor any sale of or offer to sell the Common Stock offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                        AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which the Common Stock is listed.

          This Prospectus forms a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") which the Company has filed under the Securities Act with respect to the Common Stock. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 DOCUMENTS INCORPORATED BY REFERENCE

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person to whom this Prospectus is delivered, on written or oral request, without charge. Requests should be directed to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: Shareholder Relations (telephone number (212) 484-6971).

          The following documents filed with the Commission by the Company (File No. 1-8637) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          (1) Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 (the "Time Warner Annual Report");

          (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995;

          (3) Current Reports on Form 8-K dated January 26, 1995,
     February 6, 1995, April 1, 1995, May 30, 1995, June 15, 1995,
     July 6, 1995, August 14, 1995, August 31, 1995, September 22,
     1995, and November 14, 1995;

          (4) The description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission on December 8, 1983, pursuant to Section 12(b) of the Exchange Act, as amended by amendments on Form 8 dated January 24, 1984, August 1, 1984, and August 22, 1986 (the "Description of the Common Stock"); and

          (5) The description of the Rights to Purchase Series A Participating Cumulative Preferred Stock contained in Item 1 ("Description of Securities to be Registered") of the Company's registration statement on Form 8-A and the exhibits attached thereto filed with the Commission on January 24, 1994 (the "Rights Plan").

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             THE COMPANY

          The Company is the largest media and entertainment company in the world. Its businesses are conducted in five principal areas:
Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of video cassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

          The Company was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. The Company changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the Common Stock of Warner Communications Inc. ("WCI") in July 1989. WCI became a wholly owned subsidiary of the Company in January 1990 upon the completion of the merger of WCI and a subsidiary of the Company.

          Time Warner Entertainment Company, L.P. ("TWE") was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable businesses owned and operated by the Company prior to such date. The Company and certain of its wholly owned subsidiaries (the "Time Warner General Partners") collectively own 74.49% of the pro rata priority capital and residual equity interests in TWE and a wholly owned subsidiary of U S WEST, Inc. owns pro rata priority capital and residual equity interests in TWE of 25.51%. In addition, the Time Warner General Partners own directly or indirectly priority capital interests senior and junior to the pro rata priority capital interests.

          The Company has agreed to acquire Turner Broadcasting
System, Inc. ("TBS") and enter into certain related transactions (the "TBS Transaction"). The TBS Transaction is described in the Company's Current Report on Form 8-K dated November 14, 1995.

          The Company's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019, and its telephone number is (212) 484-8000.


                           USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale from time to time of the Common Stock offered hereby. All proceeds from the sale of the Common Stock offered hereby will be for the account of the Selling Shareholders, as described below. See
"Selling Shareholders" and "Plan of Distribution".

                   DESCRIPTION OF THE COMMON STOCK

          The following general summary of the Common Stock is qualified in its entirety by reference to the Company's Restated
Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is an exhibit to the Registration Statement of which this Prospectus is a part.

          The Company is authorized by the Certificate of Incorporation to issue 750,000,000 shares of Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share. On September 30, 1995, 387,404,816 shares of Common Stock (excluding approximately 45.7 million shares of Common Stock held as treasury shares by the Company, as to which approximately 43.7 million were held by wholly owned subsidiaries of the Company) were issued and outstanding and approximately 148 million shares were reserved for issuance upon exercise of outstanding stock options and warrants and conversion of outstanding convertible securities. As of October 2, 1995, 464,638 shares of the Company's Series B Preferred Stock, 3,264,508 shares of Series C Preferred Stock, 11,000,000 shares of Series D Preferred Stock, 6,200,000 shares of Series G Preferred Stock, 1,800,000 shares of Series H Preferred Stock and 7,000,000 shares of Series I Preferred Stock were issued and outstanding. Upon consummation of the pending acquisition by the Company of Cablevision Industries Corporation and certain affiliated entities, the Company will have outstanding approximately 2.5 million additional shares of Common Stock and approximately 3.25 million shares of Series E Preferred Stock and 3.25 million shares of Series F Preferred Stock. The Series C, D, E, F, G, H and I Preferred Stock are or will be, as the case may be, convertible in the aggregate into approximately 74.5 million shares of Common Stock. Each such series of Preferred Stock has a liquidation value of $100 per share and will receive, for a period of five years with respect to the Series C and E Preferred Stock and for a period of four years with respect to the Series D, F, G, H and I Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which such share of Preferred Stock may be converted. The Series C, D, E, F, G and I Preferred Stock are or will be, as the case may be, entitled to vote with the Common Stock on matters submitted to a vote of stockholders and will have two votes per share in any such matter. For a discussion of the Series C, D, E, F, G, H and I Preferred Stock, reference is made to the Company's Current Report on Form 8-K dated November 14, 1995. Upon the consummation of the TBS Transaction, the Company or a newly formed holding company would issue an additional 171.3 million shares of Common Stock and approximately 13 million stock options (plus additional shares of equity securities economically equivalent to 5 million shares of Common Stock). A portion of the Common Stock issued in the TBS Transaction will be exchanged for other equity securities of the Company or such newly formed holding company that are economically equivalent to Common Stock. Additional information on the TBS Transaction is set forth in the Company's Current Report on Form 8-K dated November 14, 1995.

          The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefore, subject to the rights of any preferred stock at the time outstanding.

          The holders of the Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. The holders of the Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of the Company, holders of the Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding.

          Pursuant to the Company's Certificate of Incorporation, provided that full dividends on all outstanding shares of any series of the Company's preferred stock have been paid, outstanding shares of Common Stock may be redeemed by action of the Company's Board of Directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

          The Common Stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd. Chemical Bank is the transfer agent and registrar for the Common Stock.

          Each share of Common Stock has associated with it one right (a "Right") to purchase one one-thousandth of a share of Series A Participating Cumulative Preferred Stock (or in certain cases other securities) of the Company. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent. Prior to the occurrence of certain events, including a determination by the Board of Directors following the public disclosure of a tender or exchange offer for shares of Common Stock representing 15% or more of the outstanding shares of the Common Stock, the Rights will not be represented by separate certificates and will be transferable with and only with the associated Common Stock.

          Pursuant to the Rights Agreement, in the event that, among other things, a third party acquires beneficial ownership of 15% or more of the outstanding shares of the Common Stock, each holder of Rights will be entitled to purchase securities of the Company having a market value equal to twice the purchase price thereof. In certain circumstances, including an acquisition involving 50% or more of the assets or earning power of the Company, the Rights will become exercisable to purchase common shares of the acquiror having a market value equal to twice the purchase price thereof. In addition, Rights held by an Acquiring Person (as defined in the Rights Agreement) will become null and void, nontransferable and nonexercisable.

          The Rights Agreement provides that the Rights will not become exercisable in the event of a Qualifying Offer. A "Qualifying Offer" is defined as an all-cash tender offer for all outstanding shares of the Common Stock that meets certain fairness requirements, including the provision of a written opinion of a nationally recognized investment banking firm stating that the price to be paid to stockholders pursuant to the offer is fair from a financial point of view.

          Subject to certain limitations, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Rights will expire on January 20, 2004, unless earlier redeemed by the Company. Concurrent with the closing of TBS Transaction, the Company expects to amend the Rights Agreement.

          The foregoing summary of certain terms of the Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, a copy of which is on file with the Commission.


                           THE ACQUISITION

          On May 2, 1995 (the "Closing Date"), Summit Communications Group Inc., a Delaware corporation ("Summit"), was acquired by the Company and became a wholly owned subsidiary of the Company (the "Acquisition"), pursuant to the Agreement and Plan of Merger dated as of September 12, 1994 (the "Merger Agreement"). In connection with the Acquisition, the Company issued to Selling Shareholders 1,550,936 shares of Common Stock and 3,264,508 shares of a newly issued series of convertible preferred stock, the Series C Preferred Stock.

          In connection with the Acquisition, the Company entered into a Registration Rights Agreement dated as of May 2, 1995 (the "Registration Rights Agreement"), granting Selling Shareholders certain registration rights with respect to the Common Stock (or in certain cases other securities) issued (i) in connection with the Acquisition, (ii) pursuant to the conversion or exchange provisions of the Series C Preferred Stock issued in connection with the Acquisition or the anti-dilution provisions of such Series C Preferred Stock, and
(iii) in respect of shares covered by the foregoing clauses (i) and
(ii) by way of a stock dividend, stock split, or in connection with a merger, consolidation or otherwise. In connection with the Acquisition, the Company, Summit and the Selling Shareholders entered into a Stockholders' Agreement dated as of May 2, 1995 (the "Stockholders' Agreement"), pursuant to which the Selling Shareholders granted the Company certain call options and received from the Company certain put options relating to the Series C Preferred Stock held by the Selling Shareholders.

          The Series C Preferred Stock issued to Selling Shareholders has a liquidation value of $100 per share, is convertible into 6,798,796 million shares of Common Stock at a conversion price of $48 per share, receives for five years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series C Preferred Stock may be converted, and is redeemable for cash at the liquidation value plus unpaid dividends after five years, or exchangeable for Common Stock by the Selling Shareholder beginning after the third year and by Time Warner after the fourth year at the stated conversion price plus a declining premium in years four and five and no premium thereafter.


                         SELLING SHAREHOLDERS

          The following table sets forth as of November 21, 1995 the name of each Selling Shareholder, the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company or any of its affiliates, and the number of shares of Common Stock which each such Selling Shareholder owned as of the date of this Prospectus (assuming the immediate conversion of all Series C Preferred Stock held by each such Selling Stockholder). The table also sets forth the number of shares of Common Stock owned by each Selling Shareholder (assuming the immediate conversion of all Series C Preferred Stock held by each such Selling Stockholder) which may be offered for sale from time to time by this Prospectus and the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Common Stock offered hereby. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein or to disclose the names and relationships to the Company of additional Selling Shareholders (including persons who may be donees or other transferees of the Selling Shareholders named below) and the holdings of Common Stock of such additional Selling Shareholders.

                                        Number of Shares  Number of Shares
                     Number of Shares   of Common Stock   of Common Stock
     Name and        of Common Stock     Which May Be    Owned Assuming the
   Relationship to     Owned as of     Sold Pursuant to  Sale of All of the
the Company, if any  November 21, 1995  This Prospectus  Shares Offered Hereby
------------------- ------------------  ---------------  ---------------------

Trust for the           1,967,005(1)       1,967,005             0
benefit of
Gordon Gray Jr.,
Wachovia Bank
and Trust
Company, Trustee

Trust for the           1,967,005(1)       1,967,005             0
benefit of C.
Boyden Gray,
Wachovia Bank
and Trust
Company, Trustee

Trust for the           1,967,005(1)       1,967,005             0
benefit of
Burton C. Gray,
Wachovia Bank
and Trust
Company, Trustee

Trust for the           1,967,005(1)       1,967,005             0
benefit of
Bernard Gray,
Wachovia Bank
and Trust
Company, Trustee

The Nancy                 481,712(2)         481,712             0
McGuire Gray
Trust U/A, Nancy
McGuire Gray,
Trustee             --------------     -------------     ----------------

Total                   8,349,732          8,349,732             0

-------------

(1) The trusts for the benefit of Gordon Gray, Jr., C. Boyden Gray, Burton C. Gray and Bernard Gray each own 365,365 shares of Common Stock and 769,043 shares of Series C Preferred Stock, which, based on the current conversion rate applicable to the Series C Preferred Stock (the "Conversion Rate"), would convert into 1,601,640 shares of Common Stock for each such holder. The number of shares indicated as being held by each such Selling Shareholder includes 146,870 shares of Common Stock (the "Escrowed Shares"), which are held in escrow for each such Selling Shareholder pursuant to the Stock Escrow Agreement entered into in connection with the Acquisition. Subject to the satisfaction of certain indemnification obligations of each such Selling Shareholder, such Escrowed Shares shall be delivered to the relevant Selling Shareholders in accordance with the terms of the Stock Escrow Agreement.
(2) The Nancy McGuire Gray Trust U/A owns 89,476 shares of Common Stock and 188,336 shares of Series C Preferred Stock which, based on the Conversion Rate, would convert into 392,236 shares of Common Stock.

                         PLAN OF DISTRIBUTION

          The Common Stock covered by this Prospectus may be offered for sale by the Selling Shareholders from time to time subject to applicable provisions of the Registration Rights Agreement. Pursuant to provisions of the Registration Rights Agreement, this Prospectus shall not be available for the offer and sale of Common Stock during the Blackout Periods and Holdback Periods which are described below. Pursuant to provisions of the Registration Rights Agreement, the Company is required to maintain the effectiveness of the Registration Statement to which this Prospectus relates for a period of up to 36 calendar months.

          Under the terms of the Registration Rights Agreement and subject to certain limitations set forth therein, the Company may determine that the Registration Statement to which this Prospectus relates will not be usable by Selling Shareholders for reasonable periods of time not in excess of 90 consecutive days (a "Blackout Period"), if the Company (i) determines in good faith that the registration and distribution of the Common Stock or the use of this Prospectus would interfere with or require premature disclosure of any pending financing, acquisition, corporate reorganization or other corporate development involving the Company or any of its subsidiaries, and (ii) promptly gives the Selling Shareholders written notice containing a general statement of the reasons for the postponement or restriction on use of the Registration Statement and an approximation of the length of the anticipated delay. The Registration Rights Agreement provides that the number of days included in all Blackout Periods during any consecutive twelve months may not exceed 180 days.

          The Registration Rights Agreement also provides that, subject to certain limitations set forth therein, the Company may require Selling Shareholders to refrain for a specified period of time from any public sale or distribution of the Common Stock covered by this Prospectus (a "Holdback"), if the Company (i) has filed a registration statement relating to its Common Stock or certain related securities, and (ii) advises Selling Shareholders with reasonable prior notice that the Company or the Company's underwriters have determined that the public sale or distribution of the Common Stock covered by this Prospectus would adversely affect the securities offered by the registration statement referred to in clause (i). Under the provisions of the Registration Rights Agreement, such Holdback shall be in effect for a period of 10 days before and 90 days after the effective date of the registration statement referred to in clause
(i).

          The Common Stock covered by this Prospectus may be offered for sale from time to time by the Selling Shareholders to or through underwriters or directly to other purchasers or through agents in one or more transactions on any exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. Such methods of distribution may include, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as a principal to facilitate the transaction; (b) purchases by a broker-dealer as a principal and resale by such broker-dealer for its own account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. This Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

          In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institutions may, subject to the Stockholder's Agreement, resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge the shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may, subject to the Stockholders' Agreement, effect sales of the pledged Common Stock pursuant to this Prospectus. In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

          Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with sales pursuant hereto. Any such remuneration will be disclosed in a prospectus or prospectus supplement filed under the Securities Act. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

          Certain costs, expenses and fees in connection with the registration of the Common Stock, including certain costs of legal counsel for the Selling Shareholders, will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Shareholders, as may a portion of the costs of legal counsel for the Selling Shareholders. The Selling Shareholders have agreed to indemnify the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act.



                                EXPERTS

          The consolidated financial statements of the Company and TWE appearing in the Time Warner Annual Report, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in the Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Limited Partnership and combined entities as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Turner Broadcasting System, Inc. as of December 31, 1993 and December 31, 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                             LEGAL MATTERS

          Certain legal matters relating to the Common Stock offered hereby were passed upon for the Company by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, counsel to the Company.

                      --------------------------

          The following information is being disclosed pursuant to Florida law and is accurate as of the date of the Prospectus: A subsidiary of the Company pays royalties to Artex, S.A., a corporation organized under the laws of Cuba, in connection with the distribution in the United States of certain Cuban musical recordings. Current information concerning this matter may be obtained from the State of Florida Department of Banking & Finance, The Capital, Tallahassee, Florida 32399-0350, 904-488-9805.

           PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee ............................      $126,686
Printing and engraving expenses..................             0*
Accounting fees .................................        25,000*
Legal fees.......................................        87,500*
Qualification under state securities laws........         8,500*
Miscellaneous ...................................             0*
                                                      ----------
                                                       $247,686
--------------------

* Estimated and subject to future contingencies.


Item 15. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of By-Laws of the Company requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Certificate of

Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Certificate of
Incorporation, as applicable.

          The Company's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.


Item 16. Exhibits


          4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on May 26, 1993 (which is incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

          4.2 Certificate of Ownership and Merger merging TWE Holdings Inc. into the Company as filed with the Secretary of State of the State of Delaware on September 24, 1993 (which is incorporated herein by reference to Exhibit 3.(i)(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (the "Company's 1993 Form 10-K")).

          4.3 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Rights and Qualifications of Series A Participating Cumulative Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on January 26, 1994 (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Company's 1993 Form 10-K).

          4.4 By-laws of the Company, as amended through March 18, 1993 (which is incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

          4.5 Rights Agreement dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent (which is incorporated herein by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated January 20, 1994).

          4.6 Specimen Certificate of the Company's Common Stock (which is incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991).

          5 Opinion with consent of Cravath, Swaine & Moore, counsel of the Company (which was previously filed with this Registration Statement).

          23.1      Consent of Ernst & Young LLP, Independent
                    Auditors.

          23.2      Consent of Deloitte & Touche LLP, Independent
                    Auditors.

          23.3      Consent of Arthur Andersen LLP, Independent Public
                    Accountants.

          23.4      Consent of Deloitte & Touche LLP, Independent
                    Auditors.

          23.5      Consent of Price Waterhouse LLP, Independent
                    Accountants.

          23.6      Consent of Price Waterhouse LLP, Independent
                    Accountants.

          23.7 Consent of Cravath, Swaine & Moore, counsel of the Company (included in Exhibit 5).

          24 Powers of Attorney (which was previously filed with this Registration Statement).

Item 17. Undertakings.

          A. Undertaking Pursuant to Rule 415.

          The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Undertaking in Respect of Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of November, 1995.


                                            TIME WARNER INC.,

                                            by:   /s/ Peter R. Haje
                                               --------------------------
                                               Peter R. Haje
                                               Executive Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement (on Form S-3) has been signed on the 21st day of November, 1995 by the following persons in the capacities and on the date indicated:

                       Signature             Title
                       ---------             -----

                           *
               -------------------------
                    Gerald M. Levin          Director,
                                             Chairman of the Board and
                                             Chief Executive Officer


                          *
               -------------------------
                    Richard D. Parsons       Director and President



                          *
               -------------------------
                    Richard J. Bressler      Senior Vice President and Chief
                                             Financial Officer

                       Signature           Title
                       ---------           -----


                         *
                ------------------------
                    John A. LaBarca        Vice President and Controller



                         *
               -------------------------
                      Merv Adelson         Director

                         *
               -------------------------
               Lawrence B. Buttenwieser     Director


                         *
               -------------------------
                  Edward S. Finkelstein     Director


                          *
               -------------------------
                Beverly Sills Greenough     Director


                          *
               -------------------------
                     Carla A. Hills         Director


                          *
               -------------------------
                    David T. Kearns         Director

                       Signature           Title
                       ---------           -----



                          *
               -------------------------
                     Henry Luce III          Director


                           *
               -------------------------
                      Reuben Mark            Director


                            *
               -------------------------
                    Michael A. Miles         Director



                            *
               -------------------------
                    J. Richard Munro         Director



                            *
               -------------------------
                   Donald S. Perkins         Director



                            *
               -------------------------
                   Raymond S. Troubh         Director



                            *
               -------------------------
                Francis T. Vincent, Jr.      Director


                        *By     /s/ Peter R. Haje
                            ------------------------------
                                 (Attorney-in-Fact)

                               EXHIBIT INDEX

             Exhibit                                          Sequentially
             -------                                          ------------
               No.                   Description              Numbered Page
               ---                   -----------              -------------

                 4.1       Restated Certificate of                *
                           Incorporation of the Company as
                           filed with the Secretary of State
                           of the State of Delaware on
                           May 26, 1993 (which is
                           incorporated herein by reference
                           to Exhibit 3 to the Company's
                           Quarterly Report on Form 10-Q for
                           the quarter ended June 30, 1993).

                 4.2       Certificate of Ownership and           *
                           Merger merging TWE Holdings Inc.
                           into the Company as filed with the
                           Secretary of State of the State of
                           Delaware on September 24, 1993
                           (which is incorporated herein by
                           reference to Exhibit 3.(i)(b) to
                           the Company's Annual Report on
                           Form 10-K for the year ended
                           December 31, 1993 (the "Company's
                           1993 Form 10-K")).

                 4.3       Certificate of the Voting Powers,      *
                           Designations, Preferences and
                           Relative Participating, Optional
                           and Other Rights and
                           Qualifications of Series A
                           Participating Cumulative Preferred
                           Stock of the Company as filed with
                           the Secretary of State of the
                           State of Delaware on January 26,
                           1994 (which is incorporated herein
                           by reference to Exhibit 3.(i)(c)
                           to the Company's 1993 Form 10-K).

                 4.4       By-laws of the  Company,  as amended   *
                           through  March 18, 1993 (which is
                           incorporated herein by reference
                           to Exhibit 3.3 to the Company's
                           Annual Report on Form 10-K for the
                           year ended December 31, 1992).

                  4.5      Rights Agreement dated as of           *
                           January 20, 1994, between the Company
                           and Chemical Bank, as Rights Agent
                           (which is incorporated herein by
                           reference to Exhibit 4(a) to the
                           Company's Current Report on
                           Form 8-K dated January 20, 1994).

                  4.6      Specimen  Certificate of the           *
                           Company's Common Stock (which is
                           incorporated herein by reference to

                           Exhibit 4.1 to the  Company's Annual
                           Report on Form 10-K for the year ended
                           December 31, 1991).

                  5        Opinion with consent of Cravath,            *
                           Swaine & Moore, counsel of the
                           Company (which was previously
                           filed with this Registration
                           Statement).

                  23.1     Consent of Ernst & Young LLP,
                           Independent Auditors.

                  23.2     Consent of Deloitte & Touche LLP,
                           Independent Auditors.

                  23.3     Consent of Arthur Andersen LLP,
                           Independent Public Accountants.

                  23.4     Consent of Deloitte & Touche LLP,
                           Independent Auditors.

                  23.5     Consent of Price Waterhouse LLP,
                           Independent Accountants.

                  23.6     Consent of Price Waterhouse LLP,
                           Independent Accountants.

                  23.7     Consent of Cravath, Swaine &              *
                           Moore, counsel of the Company
                           (included in Exhibit 5).

                  24        Powers of Attorney (which was            *
                            previously filed with this
                            Registration Statement).


          ---------------
          * Previously filed with the Commission and incorporated in the Registration Statement by reference.

                                                Exhibit 23.1










               CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. ("TWI") for the registration of 8,349,732 Shares of Time Warner Common Stock, and to the incorporation by reference therein of (i) our reports dated February 7, 1995 with respect to the consolidated financial statements and schedule of TWI and Time Warner Entertainment Company, L.P. included in TWI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 ("TWI's 1994 Form 10-K"),
(ii) our report dated March 3, 1995 with respect to the combined financial statements of the Time Warner Service Partnerships incorporated by reference in TWI's 1994
Form 10-K, and (iii) our reports dated July 28, 1995 with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries for each of the three years in the period ended July 31, 1994, and Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries for each of the three years in the period ended December 31, 1994, included in the Current Report on Form 8-K of TWI dated August 14, 1995, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP
                                            -------------------------
                                            ERNST & YOUNG LLP


New York, New York
November 20, 1995

                                                Exhibit 23.2










                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-61579 of Time Warner Inc. on Form S-3 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                   /s/ Deloitte & Touche LLP
                                   -------------------------
                                   DELOITTE & TOUCHE LLP

Houston, Texas
November 20, 1995

                                                Exhibit 23.3










          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement
File No. 33-61579 on Form S-3.


                                            /s/ Arthur Andersen LLP
                                            ------------------------
                                            ARTHUR ANDERSEN LLP


Stamford, Connecticut
  November 20, 1995

                                                EXHIBIT 23.4










                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-61579 of Time Warner Inc. on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                            by /s/ Deloitte & Touche LLP
                                               -------------------------
                                                DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 20, 1995

                                                EXHIBIT 23.5










             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Registration Statement No. 33-61579 on Form S-3 of Time Warner Inc. of our report dated February 15, 1995, which appears on page 53 of Turner Broadcasting System, Inc.'s 1994 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994 and which report has been incorporated by reference in the Current Report on Form 8-K of Time Warner Inc. dated September 22, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            by /s/ Price Waterhouse LLP
                                               -------------------------
                                               PRICE WATERHOUSE LLP


Atlanta, Georgia
November 20, 1995

                                                EXHIBIT 23.6










             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 2 to Registration Statement on Form S-3 of Time Warner Inc., relating to the 8,349,732 shares of Common Stock to be issued in connection with the acquisition of Summit Communications Group, Inc., of our report on the Paragon Communications financial statements and schedule dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, which appears on page F-82 of the Annual Report on Form 10-K of Time Warner Entertainment Company, L.P. for the year ended December 31, 1994, which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            by /s/ Price Waterhouse LLP
                                               -------------------------
                                               PRICE WATERHOUSE LLP

Denver, Colorado
November 20, 1995